MORGAN STANLEY DEAN WITTER INSTITUTIONAL FUND, INC.
Rule 10f-3 Transactions (Purchase of Securities by Portfolio From an Underwriting Syndicate in which an Affiliate
			 is a Member)
August 1, 1999 through October 31, 1999


Date of 				      Price Per Total	% of Offering	Underwriter or Dealer
Offering Security			Shares	Share	Value	    Purchased	from Whom Purchased

Asian Equity
09/16/99 Hyundai Motor GDR		61,000 	$10.92 	$666,120 	0.13%	CS First Boston
09/22/99 Icici Ltd. ADR			9,400 	$9.80 	$92,120 	0.03%	Merrill Lynch
09/28/99 Hughes Software Systems Ltd.	15,700 	INR630	$682,636 	0.40%	Kotak
10/28/99 China Telecom			284,000 $24.10 	$6,844,400 	0.05%	Goldman Sachs

Emerging Markets
09/22/99 Icici Ltd.			212,600 $9.80 	$2,083,480 	0.76%	Merrill Lynch
10/28/99 China Telecom		      3,856,000 $24.10 	$92,929,600 	0.69%	Goldman
 Sachs

Equity Growth
08/04/99 Internet Initiative Japan	6,300 	$23.00 	$144,900 	0.10%	Goldman
 Sachs
08/05/99 Homestore.com			1,600 	$20.00 	$32,000 	0.02%	Donaldson, Lufkin &
Jenrette
08/05/99 Inktomi Corporation		21,500 	$92.19 	$1,982,085 	0.65%	Goldman
Sachs, Merrill Lynch,
										Hambrecht & Quist, Deutsche Bank
08/12/99 Ixnet Inc.			168,300 $15.00 	$2,524,500 	2.59%	Donaldson,
 Lufkin & Jenrette
08/11/99 Red Hat			26,700 	$14.00 	$373,800 	0.45%	Hambrecht & Quist
08/19/99 Agile Software			1,600 	$21.00 	$33,600 	0.05%	Hambrecht & Quist
09/30/99 Digital Insight		1,800 	$15.00 	$27,000 	0.05%	Montgomery
Securities, Friedman
										Billings , Ramsey
09/30/99 Acme Communications		27,800 	$23.00 	$639,400 	0.56%	CIBC World
Markets, Deutsche Bank
10/05/99 Breakaway Solutions		1,800 	$14.00 	$25,200 	0.06%	Deutsche Bank
10/07/99 Illuminet			3,400 	$19.00 	$64,600 	0.09%	Robertson Stephens & Co.
10/14/99 Women.com Networks		1,800 	$10.00 	$18,000 	0.05%	Salomon Smith
 Barney
10/15/99 Cysive, Inc.			3,700 	$17.00 	$62,900 	0.11%	Friedman Billings,
Ramsey,
										Thomas Weisel Partners
10/18/99 Satyam Infoway Limited		11,000 	$18.00 	$198,000 	0.26%	Merrill Lynch
10/18/99 Martha Stewart Living		3,500 	$18.00 	$63,000 	0.05%	Merrill Lynch,
Bear Stearns,
										Donaldson, Lufkin & Jenrette
10/18/99 Radio Unica Communications	17,200 	$16.00 	$275,200 	0.25%	Salomon
Smith Barney
10/20/99 Aether Systems			8,200 	$16.00 	$131,200 	0.14%	Merrill Lynch
10/22/99 MCK Communications		3,700 	$16.00 	$59,200 	0.11%	Dain Bosworth Inc.
10/26/99 Intertrust Technologies	4,500 	$18.00 	$81,000 	0.07%	CS
First Boston
10/28/99 Spanish Broadcasting		117,500 $20.00 	$2,350,000 	0.54%	Lehman
 Brothers

Focus Equity
08/04/99 Internet Initiative Japan	800 	$23.00 	$18,400 	0.01%	Goldman Sachs
08/05/99 Homestore.com			200 	$20.00 	$4,000 		0.00%	Robertson Stephens & Co.
08/11/99 Red Hat			3,500 	$14.00 	$49,000 	0.06%	Goldman Sachs
08/19/99 Agile Software			200 	$21.00 	$4,200 		0.01%	Deutsche Bank

Latin American
08/05/99 Iusacell			20,370 	$10.50 	$213,885 	0.15%	JP Morgan Securities

Small Co. Growth
08/04/99 Internet Initiative Japan	300 	$23.00 	$6,900 		0.00%	Goldman Sachs
08/05/99 Homestore.com			100 	$20.00 	$2,000 		0.00%	Merrill Lynch
08/11/99 Red Hat			1,100 	$14.00 	$15,400 	0.02%	Goldman Sachs
08/12/99 Ixnet Inc.			13,300 	$15.00 	$199,500 	0.20%	First Union
 Capital Corp.
08/19/99 Agile Software			100 	$21.00 	$2,100 		0.00%	Deutsche Bank
09/30/99 Digital Insight		100 	$15.00 	$1,500 		0.00%	Deutsche Bank
09/30/99 Acme Communications		1,300 	$23.00 	$29,900 	0.03%	Merrill Lynch
10/05/99 Breakaway Solutions		100 	$14.00 	$1,400 		0.00%	Deutsche Bank
10/07/99 Illuminet			200 	$19.00 	$3,800 		0.01%	Donaldson, Lufkin & Jenrette
10/14/99 Women.com Networks		100 	$10.00 	$1,000 		0.00%	Salomon Smith Barney
10/15/99 Cysive, Inc.			200 	$17.00 	$3,400 		0.01%	First Union Capital Corp.
10/18/99 Satyam Infoway Limited		500 	$18.00 	$9,000 		0.01%	Salomon Smith
Barney
10/18/99 Martha Stewart Living		200 	$18.00 	$3,600 		0.00%	Merrill Lynch
10/18/99 Radio Unica Communications	800 	$16.00 	$12,800 	0.01%	CIBC World
Markets
10/20/99 Aether Systems			400 	$16.00 	$6,400 		0.01%	Robertson Stephens & Co.
10/22/99 MCK Communications		200 	$16.00 	$3,200 		0.01%	Hambrecht & Quist

Small Co. Growth cont.
10/26/99 Intertrust Technologies	200 	$18.00 	$3,600 		0.00%	Salomon Smith
Barney
10/28/99 Spanish Broadcasting		5,800 	$20.00 	$116,000 	0.03%	Merrill Lynch

Technology
08/04/99 Internet Inititative Japan	200 	$23.00 	$4,600 		0.00%	Goldman Sachs
08/11/99 Red Hat			900 	$14.00 	$12,600 	0.02%	Goldman Sachs
08/12/99 Ixnet Inc.			21,100 	$15.00 	$316,500 	0.32%	Merrill Lynch
08/19/99 Agile Software			100 	$21.00 	$2,100 		0.00%	Hambrecht & Quist
09/30/99 Digital Insight		100 	$15.00 	$1,500 		0.00%	Friedman Billings
09/30/99 Acme Communications		1,100 	$23.00 	$25,300 	0.02%	Merrill Lynch
10/05/99 Breakaway Solutions		100 	$14.00 	$1,400 		0.00%	Lehman Brothers
10/07/99 Illuminet			200 	$19.00 	$3,800 		0.01%	Robertson Stephens & Co.
10/14/99 Women.com Networks		100 	$10.00 	$1,000 		0.00%	Salomon
 Smith Barney, Deutsche Bank
10/15/99 Cysive, Inc.			200 	$17.00 	$3,400 		0.01%	First Union Capital Corp.
10/18/99 Satyam Infoway Limited		500 	$18.00 	$9,000 		0.01%	Salomon Smith
 Barney
10/18/99 Martha Stewart Living		100 	$18.00 	$1,800 		0.00%	Merrill Lynch
10/18/99 Radio Unica Communications	800 	$16.00 	$12,800 	0.01%	Bear Stearns
10/20/99 Aether Systems			400 	$16.00 	$6,400 		0.01%	Robertson Stephens
10/22/99 MCK Communications		200 	$16.00 	$3,200 		0.01%	Hambrecht & Quist
10/26/99 Intertrust Technologies	200 	$18.00 	$3,600 		0.00%	Salomon Smith
 Barney
10/28/99 Spanish Broadcasting		5,300 	$20.00 	$106,000 	0.02%	Merrill Lynch

Value Equity
08/12/99 Ixnet Inc.			9,400 	$15.00 	$141,000 	0.14%	First Union Capital Corp.
10/18/99 Martha Stewart Living		200 	$18.00 	$3,600 		0.00%	Merrill Lynch

* All transactions were completed in accordance with Rule 10f-3 and Board-approved Rule 10f-3 procedures.